As filed with the Securities and Exchange Commission on July 23, 1997

                                                    Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              AU BON PAIN CO., INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                       04-2723701
---------------------------------           ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


               19 Fid Kennedy Avenue, Boston, Massachusetts 02210
               --------------------------------------------------
                    (Address of Principal Executive Offices)


                        1992 Employee Stock Purchase Plan
                        ---------------------------------
                              (Full title of plan)


                               Anthony J. Carroll
                   Vice President and Chief Financial Officer
                              Au Bon Pain Co., Inc.
                              19 Fid Kennedy Avenue
                           Boston, Massachusetts 02210
          ------------------------------------------------------------
          (Name and address, including zip code, of agent for service)

                                 (617) 423-2100
          ------------------------------------------------------------
          (Telephone number, including area code of agent for service)

                                   Copies to:

                             Marianne Gilleran, Esq.
                               Gadsby & Hannah LLP
                               225 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 345-7000

                         CALCULATION OF REGISTRATION FEE
                         ===============================

--------------------------------------------------------------------------------------------------------------
 Title of each class                            Proposed maximum       Proposed maximum
 of securities to be        Amount to be       offering price per     aggregate offering        Amount of
      registered             registered             share (*)             price (*)          registration fee
--------------------------------------------------------------------------------------------------------------
Class A Common Stock,
 par value $.0001 per         200,000                 $7.375            $1,475,000.00            $446.97
 share
--------------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, based upon $7.375 the average of the high and low prices as reported by National Association of Securities Dealers Automated Quotation System National Market System for July 16, 1997 as to 200,000 shares.

           The date of this Registration Statement is July 23, 1997.

                                     PART II

               Information Required in the Registration Statement
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Au Bon Pain Co., Inc. (the "Company") are incorporated in this registration statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's documents referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Prospectus dated February 27, 1992, included in the Company's Registration Statement on Form S-1 (File No. 33-453219) as filed with the Commission on February 27, 1992, effective on February 27, 1992, and in the Company's Registration Statement on Form 8-A (File No. 0-19253) as filed with the Commission on May 2, 1991.

         (d) All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware and
Section 10.1 of the Company's Certificate of Incorporation permit the Company to indemnify an officer, director or employee in respect of claims made by reason of his status with the Company, including stockholder derivative suits provided he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful. Expenses incurred in defense of such actions may be paid by the Company in advance of final disposition upon receipt of an undertaking to repay if there is an ultimate determination that he is not entitled to be indemnified.

         The Delaware Supreme Court has held that the directors' duty of care to a corporation and its stockholders requires the exercise of an informed business judgment. Having become informed of all material information reasonably available to them, directors must generally act with requisite care in the discharge of their duties. The Delaware General Corporation Law and Section 9 of the Company's Certificate of Incorporation exonerate the Company's directors from personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include breach of the director's duty of loyalty, act or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit. The limitation of liability provision does not eliminate a stockholder's right to seek monetary, equitable remedies such as injunction or recision to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances where no effective remedy is available.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.


Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
Number            Description

   4.1 The Company's Formula Stock Option Plan for Independent Directors and forms of Option Agreement thereunder. Incorporated by reference to Exhibit 10.6.4 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-19253).

   4.2 The Company's Non-Qualified Stock Option Plan for Employees and forms of option agreement thereunder. Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-40153), Exhibit 10.10.

   4.3 The Company's 1992 Equity Incentive Plan and form of non-qualified option agreement thereunder. Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-453219),
            Exhibit 10.13.

   4.4 The Company's 1992 Employee Stock Purchase Plan. Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-453219), Exhibit 10.14.

   4.5 Certificate of Incorporation of the Company, as amended to June 2, 1991. Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-19253).

   4.5.1 Certificate of Amendment to Certificate of Incorporation, dated and filed June 3, 1991. Incorporated by reference to Exhibit 3.1.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-19253).

   4.5.2 Certificate of Amendment to the Certificate of Incorporation filed on June 2, 1994. Incorporated by reference to Exhibit 3.1.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-19253).

   4.5.3 Certificate of Designations, Preferences and Rights of the Class B Preferred Stock (Series 1), filed November 30, 1994. Incorporated by reference to Exhibit 3.1.3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-19253).

   4.6 Bylaws of the Company, as amended to date. Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-40153).

   4.7 Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 17, 1997, among the Company, USTrust, the First National Bank of Boston, Citizens Bank of Massachusetts and USTrust, as agent. Incorporated by reference to Exhibit 4.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-19253).

   4.7.1 First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 6, 1995, among the Company, Saint Louis Bread Company, Inc., ABP Midwest Manufacturing Co., USTrust, the First National Bank of Boston, Citizens Bank of Massachusetts and USTrust, as agent. Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 30, 1995.

   4.7.2 Second Amendment to Amended and Restated Revolving Credit, and Term Loan Agreement, dated as of July 24, 1996, among the Company, Saint Louis Bread Company, Inc., ABP Midwest Manufacturing Co., USTrust, The First National Bank of Boston, Citizens Bank of Massachusetts and

            USTrust, as agent. Incorporated by reference to Exhibit 4.1.3 of the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

   4.7.3 Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 6, 1996, among the Company, Saint Louis Bread Company, Inc., ABP Midwest Manufacturing Co., Inc., USTrust, The First National Bank of Boston, Citizens Bank of Massachusetts and USTrust, as agent. Incorporated by reference to
            Exhibit 4.1.4 of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

   4.7.4 Fourth Amendment and Waiver to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 1996, among the Company, Saint Louis Bread Company, Inc., ABP Midwest Manufacturing Co., Inc., USTrust, The First National Bank of Boston, Citizens Bank of Massachusetts and USTrust, as agent. Incorporated by reference to Exhibit 4.1.5 of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

   4.8 Form of 4.75% Convertible Subordinated Note due 2001. Incorporated by reference to Exhibit 4 of the Company's Form 8-K filed December 22, 1993.

   4.9.1 Investment Agreement dated as of July 24, 1996 by and between Au Bon Pain Co., Inc., Saint Louis Bread Company, Inc., ABP Midwest Manufacturing Co., Inc., Allied Capital Corporation, Allied Capital Corporation II, Capital Trust Investments, Ltd. Incorporated by reference to Exhibit 4.3.1 of the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

   4.9.2 Senior Subordinated Debenture dated as of July 24, 1996 in the amount of $3,600,000 from Au Bon Pain Co., Inc., Saint Louis Bread Company, Inc., and ABP Midwest Manufacturing Co., Inc. payable to Allied Capital Corporation. Incorporated by reference to Exhibit
            4.3.2 of the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

   4.9.3 Senior Subordinated Debenture dated as of July 24, 1996 in the amount of $7,500,000 from Au Bon Pain Co., Inc., Saint Louis Bread Company, Inc., and ABP Midwest Manufacturing Co., Inc. payable to Capital Trust Investments, Ltd. Incorporated by reference to
            Exhibit 4.3.3 of the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

   4.9.4 Senior Subordinated Debenture dated as of July 24, 1996 in the amount of $3,900,000 from Au Bon Pain Co., Inc., Saint Louis Bread Company, Inc., and ABP Midwest Manufacturing Co., Inc. payable to Allied Capital Corporation II. Incorporated by reference to
            Exhibit 4.3.4 of the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

   5        Opinion of Gadsby & Hannah LLP as to legality of shares.

   23.1     Consent of Coopers & Lybrand LLP.

   23.2     Consent of Gadsby & Hannah LLP (included in Exhibit 5).

   24       Powers of Attorney.

--------------

Item 9.  Undertakings.

         The Company hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that sections (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those sections is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (b) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware Corporation Law, the Certificate of Incorporation or the Bylaws of the Company, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on July 23, 1997.

                                    AU BON PAIN CO., INC.


                                    By  /s/ Louis I. Kane
                                        ----------------------------
                                            Louis I. Kane,
                                            Co-Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Ronald M. Shaich         Co-Chairman of the Board             July 23, 1997
--------------------------   and Chief Executive Officer
Ronald M. Shaich             (principal executive officer)



/s/ Louis I. Kane            Co-Chairman of the Board             July 23, 1997
--------------------------
Louis I. Kane


/s/ Francis W. Hatch         Director                             July 23, 1997
--------------------------
Francis W. Hatch


/s/ George E. Kane          Director                             July 23, 1997
--------------------------
George E. Kane


/s/ Joseph P. Shaich         Director                             July 23, 1997
--------------------------
Joseph P. Shaich


/s/ James R. McManus         Director                             July 23, 1997
--------------------------
James R. McManus


--------------------------   Director                             July ___, 1997
Henry J. Nasella


/s/ Anthony J. Carroll       Vice President and                   July 23, 1997
--------------------------   Chief Financial Officer
Anthony J. Carroll           (principal accounting and
                             financial officer)

                                  Exhibit Index

Exhibit                                                                                 Page
Number            Description                                                          Number
-------           -----------                                                          ------
 4.1      The Company's Formula Stock Option Plan for Independent Directors and
          forms of Option Agreement thereunder. Incorporated by reference to
          Exhibit 10.6.4 of the Company's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1994 (File No. 0-19253).

 4.2 The Company's Non-Qualified Stock Option Plan for Employees and forms of option agreement thereunder. Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-40153),
          Exhibit 10.10.

 4.3 The Company's 1992 Equity Incentive Plan and form of non-qualified option agreement thereunder. Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-453219),
          Exhibit 10.13.

 4.4 The Company's 1992 Employee Stock Purchase Plan. Incorporated by reference to the Company's Registration Statement on Form S-1 (File
          No. 33-453219), Exhibit 10.14.

 4.5 Certificate of Incorporation of the Company, as amended to June 2, 1991. Incorporated by reference to Exhibit 3.1 of the Company's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1994 (File
          No. 0-19253).

 4.5.1 Certificate of Amendment to Certificate of Incorporation, dated and filed June 3, 1991. Incorporated by reference to Exhibit 3.1.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-19253).

 4.5.2 Certificate of Amendment to the Certificate of Incorporation filed on June 2, 1994. Incorporated by reference to Exhibit 3.1.2 of the Company's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1994 (File No. 0-19253).

 4.5.3    Certificate of Designations, Preferences and Rights of the Class B
          Preferred Stock (Series 1), filed November 30, 1994. Incorporated by reference to Exhibit 3.1.3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No.
          0-19253).

 4.6 Bylaws of the Company, as amended to date. Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1
          (File No. 33-40153).

 4.7 Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 17, 1997, among the Company, USTrust, the First
          National Bank of Boston, Citizens Bank of Massachusetts and
          USTrust, as agent. Incorporated by reference to Exhibit 4.1 of the Company's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1994 (File No. 0-19253).

 4.7.1    First Amendment to Amended and Restated Revolving Credit and Term
          Loan Agreement, dated as of September 6, 1995, among the Company,
          Saint Louis Bread Company, Inc., ABP Midwest Manufacturing Co.,
          USTrust, the First National Bank of Boston, Citizens Bank of
          Massachusetts and USTrust, as agent. Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
          December 30, 1995.

 4.7.2    Second Amendment to Amended and Restated Revolving Credit, and
          Term Loan Agreement, dated as of July 24, 1996, among the Company,
          Saint Louis Bread

                                      -9-

Exhibit                                                                                 Page
Number            Description                                                          Number
-------           -----------                                                          ------
          Company, Inc., ABP Midwest Manufacturing Co., USTrust, The First
          National Bank of Boston, Citizens Bank of Massachusetts and USTrust,
          as agent. Incorporated by reference to Exhibit 4.1.3 of the Company's
          Annual Report on Form 10-K for the year ended December 28, 1996.

 4.7.3    Third Amendment to Amended and Restated Revolving Credit and Term
          Loan Agreement, dated as of September 6, 1996, among the Company,
          Saint Louis Bread Company, Inc., ABP Midwest Manufacturing Co.,
          Inc., USTrust, The First National Bank of Boston, Citizens Bank of
          Massachusetts and USTrust, as agent. Incorporated by reference to
          Exhibit 4.1.4 of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

 4.7.4    Fourth Amendment and Waiver to Amended and Restated Revolving
          Credit and Term Loan Agreement, dated as of November 22, 1996, among the Company, Saint Louis Bread Company, Inc., ABP Midwest
          Manufacturing Co., Inc., USTrust, The First National Bank of
          Boston, Citizens Bank of Massachusetts and USTrust, as agent.
          Incorporated by reference to Exhibit 4.1.5 of the Company's Annual
          Report on Form 10-K for the fiscal year ended December 28, 1996.

 4.8 Form of 4.75% Convertible Subordinated Note due 2001. Incorporated by reference to Exhibit 4 of the Company's Form 8-K filed December
          22, 1993.

 4.9.1    Investment Agreement dated as of July 24, 1996 by and between Au
          Bon Pain Co., Inc., Saint Louis Bread Company, Inc., ABP Midwest
          Manufacturing Co., Inc., Allied Capital Corporation, Allied
          Capital Corporation II, Capital Trust Investments, Ltd.
          Incorporated by reference to Exhibit 4.3.1 of the Company's Annual
          Report on Form 10-K for the year ended December 28, 1996.

 4.9.2 Senior Subordinated Debenture dated as of July 24, 1996 in the amount of $3,600,000 from Au Bon Pain Co., Inc., Saint Louis Bread
          Company, Inc., and ABP Midwest Manufacturing Co., Inc. payable to
          Allied Capital Corporation. Incorporated by reference to Exhibit
          4.3.2 of the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

 4.9.3 Senior Subordinated Debenture dated as of July 24, 1996 in the amount of $7,500,000 from Au Bon Pain Co., Inc., Saint Louis Bread
          Company, Inc., and ABP Midwest Manufacturing Co., Inc. payable to
          Capital Trust Investments, Ltd. Incorporated by reference to
          Exhibit 4.3.3 of the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

 4.9.4 Senior Subordinated Debenture dated as of July 24, 1996 in the amount of $3,900,000 from Au Bon Pain Co., Inc., Saint Louis Bread
          Company, Inc., and ABP Midwest Manufacturing Co., Inc. payable to
          Allied Capital Corporation II. Incorporated by reference to
          Exhibit 4.3.4 of the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

 5        Opinion of Gadsby & Hannah LLP as to legality of shares.                      11

 23.1     Consent of Coopers & Lybrand LLP.                                             12

 23.2     Consent of Gadsby & Hannah LLP (included in Exhibit 5).                       11

 24       Powers of Attorney.                                                           13

-----------

                                      -10-